Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Francesca’s Holdings Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 22, 2010, except for footnotes 2 and 9, which are as of April 15, 2011, relating to the consolidated financial statements of Francesca’s Holdings Corporation, which is contained in the Registration Statement on Form S-1 (333-179069).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

(Formerly known as BDO Seidman, LLP)

Houston, Texas

January 26, 2012